Exhibit 99.2

FORM OF LETTER TO NOMINEE HOLDERS WHOSE CLIENTS ARE BENEFICIAL HOLDERS

SIGNATURE GROUP HOLDINGS, INC.

Up to 10,594,773 Shares of Common Stock of Signature Group Holdings, Inc.

Issuable Upon the Exercise of Rights to Subscribe

for Such Shares at $5.64 per Share

February 4, 2015

To Security Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the distribution by Signature Group Holdings, Inc. (the “Company”), to the holders of record of its common stock outstanding as of 5:00 p.m., New York City time, on January 28, 2015 (the “Effective Date”), at no charge, of subscription rights (the “Rights”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price of $5.64 per whole share of Common Stock (the “Rights Offering”), as described in the Company’s Prospectus Supplement, dated January 29, 2015 forming part of the Company’s Registration Statement on Form S-3 (as it may be amended or supplemented, the “Prospectus”). This Rights Offering to our common stockholders is being conducted in connection with the pending acquisition (the “GRSA Acquisition”) by the Company’s wholly owned subsidiary, Real Alloy Holding, Inc., of all of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business (“GRSA”) of Aleris Corporation.

In the Rights Offering, the Company is offering an aggregate of 9,751,773 shares of Common Stock pursuant to the exercise of subscription rights by holders of Common Stock, as described in the Prospectus. The Company is separately offering up to 843,000 shares of Common Stock pursuant to the exercise of subscription rights by holders of the Company’s outstanding warrants to purchase Common Stock, which are held of record directly by such warrant holders and are not included in this letter.

This is a stapled rights offering. Unlike a typical rights offering, a stapled rights offering allows individuals to acquire rights and subsequently exercise those rights after the Effective Date by purchasing the shares of stock to which those rights attach.

The Rights will expire, if not exercised prior to 5:00 p.m., New York City time, on February 17, 2015, unless extended (as it may be extended, the “Expiration Time”). Holders of Common Stock held through The Depository Trust Company by a bank, broker or nominee should consult with such bank, broker or nominee on their deadline. The closing of the Rights Offering is conditioned upon the closing of the Company’s pending GRSA Acquisition.

As described in the accompanying Prospectus, each share of Common Stock outstanding on the Effective Date underwent a mandatory exchange to a unit (CUSIP 82670K128) comprised of one Right and one share of Common Stock. The Rights are not separately transferable, but rather trade along with the Common Stock in the unit under trading symbol “SGGHU” on the OTCQX Marketplace during the Rights Offering. Upon the earlier of the exercise of the Right or the Expiration Time, the unit will undergo a mandatory exchange for one share of Common Stock (CUSIP 82670K201) and will trade on the OTCQX Marketplace under trading symbol “SGRH.”

Each Right will allow the holder thereof to subscribe for 0.562 shares of Common Stock (the “Basic Subscription Right”) at the cash price of $5.64 per full share of Common Stock (the “Subscription Price”). There is no minimum number of shares of Common Stock that holders must purchase in connection with the exercise of the Rights.

If a holder purchases all shares of Common Stock available to it pursuant to its Basic Subscription Right, such holder will have an over-subscription privilege to subscribe for additional shares of Common Stock remaining unexercised by holders at the Expiration Time (the “Oversubscription Privilege”) also at the cash price of $5.64 per full share of Common Stock.

In order to participate in the Rights Offering, each holder will be required to submit (i) subscription documentation containing representations about their holdings and (ii) payment in full for all the shares of Common Stock it wishes to buy pursuant to its Basic Subscription Right and Oversubscription Privilege. The Basic Subscription Right and the Oversubscription Privilege may be exercised only for whole shares. Fractional shares of Common Stock resulting from the exercise of the Basic Subscription Right and the Oversubscription Privilege will be rounded up to the nearest whole share of Common Stock. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the completion of the Rights Offering, which is conditioned on the closing of the GRSA Acquisition.

To the extent the aggregate subscription price of the maximum number of shares of Common Stock available to a holder pursuant to the Oversubscription Privilege is less than the amount the holder actually paid in connection with the exercise of the Oversubscription Privilege, the holder will be allocated only the number of shares of Common Stock available to it as soon as practicable after the closing of the GRSA Acquisition, and the holder’s excess subscription payment received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the completion of the Rights Offering.

To the extent the amount a holder actually paid in connection with the exercise of the Oversubscription Privilege is less than the aggregate subscription price pursuant to the Oversubscription Privilege, such holder will be allocated only the number of shares of Common Stock for which it has been allocated and actually paid in connection with the Oversubscription Privilege.

A key element to the Company’s business strategy is using our federal and state net operating loss tax carryforwards (“NOLs”). Our ability to utilize our NOLs would be substantially reduced if we were to undergo an “ownership change” as that term is defined under federal income tax regulations. In order to preserve certain of our tax benefits, our Bylaws contain restrictions on transfer to prohibit any person, entity or group from becoming a holder of 4.9% or greater of our common stock, the increase in ownership of any existing stockholder who owns 4.9% or greater of our common stock, or certain transfers by a stockholder holding 5% or more of our outstanding shares of common stock. As a result, there are limitations on the exercise of the subscription rights as described in the Prospectus. Without the approval of our Board of Directors, no holder will be issued shares as a result of such subscriptions or oversubscription if the holder will hold 4.9% or greater of our then-current outstanding common stock.

Therefore, in order to avoid an “ownership change” for federal income tax purposes as a result of the Rights Offering, the Company has implemented certain escrow protection mechanics, which operate as follows: (1) by exercising Rights, each holder will be deemed to have represented to the Company that such holder was not an owner, directly or indirectly, of record or beneficially, or by application of the attribution provisions of Section 382 of the Internal Revenue Code or our Tax Benefit Preservation Provision (as described in the Prospectus) of 4.9% or more of our outstanding shares of Common Stock as of the Effective Date (which is 849,850 or more shares); (2) if such exercise would result in such holder owning, directly or indirectly, more than 849,850 shares of our outstanding Common Stock, such holder must notify Georgeson Inc., the information agent, at (866) 300-8594; (3) if requested, such holder must provide us with additional information regarding the amount of Common Stock that such holder owns; (4) the Company has the right to instruct the rights agent to hold any subscription payments separately pending its determination of any ownership issues; and (5) we have the right to instruct the rights agent to refuse to honor such holder’s exercise to the extent such exercise of Basic Subscription Rights or the Oversubscription Privilege might, in our sole and absolute discretion, result in such holder owning 4.9% or more of our Common Stock. By exercising subscription rights in the Rights Offering, each holder must agree that these escrow protection mechanics are valid, binding and enforceable against such holder. See “The Rights Offering—Tax Benefit Protection Provision; Escrow Protection Mechanics” in the Prospectus for a further discussion on how our escrow mechanics operate.

We are asking persons who hold shares of Common Stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee to contact the appropriate institution or nominee and request it to effect the transactions for them.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the rights agent, information agent and solicitation agent incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the rights agent, information agent and solicitation agent.

Enclosed are copies of the following documents:

1. Prospectus;

2. A form of letter that may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee; and

3. Beneficial Owner Election Form.

Your prompt action is requested. To exercise the Rights, you should deliver the properly completed Beneficial Owner Election Form, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Privilege, to the rights agent, as indicated in the Prospectus. The rights agent must receive the Beneficial Owner Election Form with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Date. A holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

PLEASE NOTE: This prospectus is not an offer to sell and the Company is not soliciting an offer to buy shares of Common Stock in any state or other jurisdiction in which the offer or sale is not permitted. The Company has applied for qualification of this Rights Offering with certain state securities commissions, including California. The Company’s application for qualification with the Department of Business Oversight of the State of California related to this Rights Offering was not effective as of the date of this letter, and banks/brokers are specifically instructed NOT to contact any holder who is located in the State of California until so directed by the Company, Computershare Inc. (the rights agent) or Georgeson Inc. (the information agent). Unless the Company’s application becomes effective prior to the Expiration Date, the Company will not be permitted to offer or sell the subscription rights or common stock in the State of California or communicate to a stockholder located in the State of California that the Company are accepting their subscription to purchase shares in this Rights Offering.

PLEASE ALSO NOTE: The first sentence of the “Basic Subscription Rights” paragraph on page S-151 of the prospectus supplement contains a typographical error in the subscription ratio and should read as follows: “With the basic subscription rights, holders may purchase 0.562 shares of our common stock for every subscription right held...”

Additional copies of the enclosed materials may be obtained by contacting Georgeson Inc., the information agent. Banks, brokers and all other shareholders should call (866) 300-8594. You may also reach the Company by contacting Jeff Crusinberry, Investor Relations, by telephone at (646) 564-2268 or by email at investor.relations@signaturegroupholdings.com.

Very truly yours,

SIGNATURE GROUP HOLDINGS, INC.

By:	Chris Manderson
Title:	General Counsel and Corporate Secretary

NOTHING IN THE PROSPECTUS OR IN THE OTHER ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF SIGNATURE GROUP HOLDINGS, INC., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS SUPPLEMENT) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. INVESTORS SHOULD READ THE PROSPECTUS SUPPLEMENT IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER WILL ARRANGE TO SEND YOU THE PROSPECTUS SUPPLEMENT IF YOU REQUEST IT BY CALLING GEORGESON, INC., THE INFORMATION AGENT, TOLL-FREE AT 866-300-8594.

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